UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2011
SUPERIOR BANCORP

(Exact Name of Registrant as Specified in Charter)
Delaware

State or Other Jurisdiction of Incorporation

0-25033	63-1201350

(Commission File Number)	(IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama	35203

(Address of Principal Executive Offices)	(Zip Code)
(205) 327-1400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 3 — Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 6, 2011, Superior Bancorp (the “Corporation”) received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that the Corporation is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Corporation did not timely file its Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission (the “SEC”). This notification has no effect on the listing of the Corporation’s common stock at this time. As previously reported, the Corporation received a prior notification from NASDAQ on November 17, 2010 advising that the Corporation no longer complies with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Global Market as set forth in NASDAQ Listing Rule 5450(a)(1).
     As previously reported by the Corporation in its Form 12b-25 filed with the SEC on April 1, 2011, the Corporation was unable to timely file its Form 10-K for the year ended December 31, 2010, due to, among other things, its inability to complete its financial statements for the year ended December 31, 2010 for reasons specified in the Form 12b-25.
     The Corporation has 60 calendar days to submit a plan to regain compliance, and if NASDAQ accepts the plan, NASDAQ can grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until September 27, 2011 to regain compliance. The Corporation has until May 16, 2011 to regain compliance with the minimum bid price continued listing requirement. If the Corporation does not regain compliance by May 16, 2011, the Corporation may be permitted to transfer its common stock to the NASDAQ Capital Market if the Corporation’s common stock satisfies all criteria for continued listing on that market.
     The Corporation issued a press release on April 8, 2011 disclosing its receipt of the April 6, 2011 NASDAQ letter. A copy of the Press Release is attached as Exhibit 99.1
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits Description

Exhibit 99.1	Press Release dated April 8, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP
By:	/s/ C. Marvin Scott
C. Marvin Scott
Chairman and Chief Executive Officer.

Date: April 8, 2011